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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  AVTEAM, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            FLORIDA                                         65-031387
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(State of incorporation or organization)                (IRS Emp.I.D.No.)

                   3230 EXECUTIVE WAY, MIRAMAR, FLORIDA 33025
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               (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE
                              ---------------------
                                (Title of class)

Securities to be registered pursuant to Section 12(g) of the Act:

                              CLASS A COMMON STOCK
                          ------------------------------
                                (Title of class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description (the "Description") of the Registrant's Class A Common Stock, par value $.01 per share, set forth under the caption "Description of Capital Stock" of the Registrant's Registration Statement on Form S-1 (File No. 333-23829) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on March 24, 1997, is hereby incorporated by reference. Any subsequent amendment to the Registration Statement or any report filed with the Commission for the purpose of updating the Description and any description of the Class A Common Stock set forth under the caption "Description of Capital Stock" in the Prospectus to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement are deemed to be incorporated herein by reference.

ITEM 2.  EXHIBITS.

EXHIBIT NO.                         DESCRIPTION

       1          Articles of Incorporation of Registrant, as amended*

       2          Bylaws of Registrant, as amended*

       3          Specimen Class A Common Stock Certificate*
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* Incorporated by reference to the exhibits to the Registrant's Registration
  Statement on Form S-1 (File No. 333-23829), as amended from time to time.


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant:          AVTEAM, INC.
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Date:                October 14, 1997
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By:                  /s/ Donald A. Graw
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Name:                Donald A. Graw
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Title:               President and Chief Executive Officer
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                                  EXHIBIT INDEX

EXHIBIT NO.                         DESCRIPTION

       1          Articles of Incorporation of Registrant, as amended*

       2          Bylaws of Registrant, as amended*

       3          Specimen Class A Common Stock Certificate*

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* Incorporated by reference to the exhibits to the Registrant's Registration
  Statement on Form S-1 (File No. 333-23829), as amended from time to time.